EXHIBIT 4.109


This is page 1 of 19 pages of a subscription agreement and related appendixes, schedules and forms. Collectively, these pages together are referred to as the "Subscription Agreement".


                                AMADOR GOLD CORP.
                       FLOW-THROUGH SUBSCRIPTION AGREEMENT
                            INSTRUCTIONS TO PURCHASER

1. All purchasers complete all the information in the boxes on page 2 and sign where indicated with an "X".

2. If you are an "accredited investor" in British Columbia or Ontario, then complete the "Accredited Investor Questionnaire" that starts on page 5. The purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under section 2.3 of National Instrument 45-106.

3. If you are not an individual (that is, the Purchaser is a corporation, partnership, trust or entity other than an individual or if you are a portfolio manager), then complete and sign the "Corporate Placee Registration Form" (Form 4C) that starts on page 8.

                                PRIVATE PLACEMENT
                       FLOW-THROUGH SUBSCRIPTION AGREEMENT

TO:      AMADOR GOLD CORP. (the "Issuer"), of Vancouver, B.C.

Subject and pursuant to the terms set out in the Terms on pages 3 to 4, the General Provisions on pages 10 to 19 and the other schedules and appendixes incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

                     SUBSCRIPTION AND SUBSCRIBER INFORMATION

PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES), AS APPLICABLE, IN THE SPACE PROVIDED BELOW

                                         Number of Units:                X $0.15
---------------------------------------                  -----------------------
(Name of Subscriber)
                                                           =
Account Reference (if applicable):
_______________________________________  Aggregate Subscription Price:

By: ___________________________________  ---------------------------------------
    Authorized Signature                      (the "SUBSCRIPTION PRICE")

By signing, the Purchaser agrees to disclosure of all information contained herein to the Exchange and the collection, use and disclosure of the information contained herein for the purposes described in Appendix 6B of the Exchange Rules or as otherwise identified by the Exchange from time to time.
--------------------------------------------------------------------------------

--------------------------------------------------------------------
(Official  Capacity or Title - if the Subscriber is not an individual)

--------------------------------------------------------------------
(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

--------------------------------------------------------------------
(Subscriber's Address, including Municipality and Province)

---------------------------------------------------------------------
(Telephone Number)                             (Email Address)

--------------------------------------------------------------------------------
SOCIAL INSURANCE NUMBER

---------------------------------------------------------------------
IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A PRINCIPAL (BENEFICIAL PURCHASER) AND IS NOT PURCHASING AS TRUSTEE OR AGENT FOR ACCOUNTS FULLY MANAGED BY IT, COMPLETE THE FOLLOWING:

-------------------------------------------------------------------
  (Name of Principal)

-------------------------------------------------------------------
  (Principal's Address)

NUMBER AND KIND OF SECURITIES OF THE CORPORATION HELD, DIRECTLY (Subscriber's Address, including Municipality and Province) OR INDIRECTLY, IF ANY:

--------------------------------------------------------------------------------


ACCOUNT REGISTRATION INFORMATION:
--------------------------------

-------------------------------------------------------------------
(Name)

-------------------------------------------------------------------
(Account Reference, if applicable)

-------------------------------------------------------------------
(Address, including Postal Code)


-------------------------------------------------------------------

DELIVERY INSTRUCTIONS AS SET FORTH BELOW:
----------------------------------------

-------------------------------------------------------------------
(Name)

-------------------------------------------------------------------
(Account Reference, if applicable)

-------------------------------------------------------------------
(Address)

-------------------------------------------------------------------
(Contact Name)    (Telephone Number)

-------------------------------------------------------------------
The Company hereby accepts the subscription for Flow-Through Units as set forth herein (including all applicable schedules) this ___ day of April, 2006.

         AMADOR GOLD CORP.



Per: --------------------------------------------------------------
         Authorized Signing Officer

--------------------------------------------------------------------------------

 1.  State whether Subscriber is an insider of the Corporation:

       Yes [_]                  No [_]

 2.  State whether Subscriber is a member of the Pro Group:

       Yes [_]                  No [_]
--------------------------------------------------------------------------------

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 to 4, the General Provisions on pages 13 to 19 and the other schedules and appendixes incorporated by reference.

Subscription Agreement                                              Page 3 of 19
(with related appendixes, schedules and forms)


                                      TERMS

REFERENCE DATE OF THIS
AGREEMENT                  March 30, 2006  (the "Agreement Date")


                                  THE OFFERING

THE ISSUER                 Amador Gold Corp.

THE OFFERING               The  offering  consists  of  flow-through  units (the
                           "Units") at a price of $0.15 per Unit and non flow-through units at a price of $0.15.

PURCHASED SECURITIES       The  "Purchased  Securities"  herein are Units.  Each
                           Unit consists of one previously unissued flow-through common share, as presently constituted (a "Share") and one non flow-through share purchase warrant (a
                           "Warrant") of the Issuer. Each Warrant will entitle the holder, on exercise, to purchase one additional common share of the Issuer (a "Warrant Share") for a period of two years from the date of issue of the warrant at a price of CAD $0.20 per Warrant Share.

PRICE                      CAD $0.15 per Unit

WARRANTS The Warrants will be issued and registered in the name of the purchasers or their nominees.

                           The Warrants will be non-transferable.

                           The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

                           The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

SELLING JURISDICTIONS      The Units may be sold in British  Columbia,  Alberta,
                           Ontario  and  in  certain  "offshore"   jurisdictions
                           outside  Canada and the United  States (the  "Selling
                           Jurisdictions") in accordance with the provisions of this Subscription Agreement.

EXEMPTIONS                 The  Offering  will be made in  accordance  with  the
                           "Accredited  Investor"  exemption from the prospectus
                           requirements  (section  2.3  of  National  Instrument
                           45-106)  or  the   "Family,   Friends  and   Business
                           Associates"    exemption    from    the    prospectus
                           requirements  (section  2.5  of  National  Instrument
                           45-106).

RESALE RESTRICTIONS AND    The  Securities  will be subject to a four month hold
LEGENDS (ALL PURCHASERS)   period that starts to run on Closing.

                           The Purchaser acknowledges that the certificates representing the Securities will bear the following legends:

                                    "UNLESS     PERMITTED    UNDER    SECURITIES
                                    LEGISLATION,  THE  HOLDER OF THE  SECURITIES

                                    SHALL NOT TRADE THE SECURITIES BEFORE [date that is four months and a day after the Closing.]."

                                    "Without  prior written  approval of the TSX
                                    Venture  Exchange  and  compliance  with all
                                    applicable   securities   legislation,   the
                                    securities presented by this certificate may
                                    not be sold,  transferred,  hypothecated  or
                                    otherwise   traded   on   or   through   the
                                    facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert the date following the fourth month after the distribution]."

                           Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

CLOSING DATE               The closing of the Offering (the "Closing") will take
                           place in one or more  Closings,  at the discretion of
                           the Issuer. The Closing will take place within 5 days
                           after  approval by the TSX Venture  Exchange,  unless
                           otherwise   agreed   between   the   Issuer  and  the
                           Purchaser.

ADDITIONAL DEFINITIONS     In the  Subscription  Agreement,  the following words
                           have  the   following   meanings   unless   otherwise
                           indicated:

                           (a) "Securities" means the Shares, the Warrants and the Warrant Shares;

                           (b)      "Warrants"    includes   the    certificates
                                    representing the Warrants.


                                   THE ISSUER

JURISDICTION OF            The  Issuer  is  incorporated  under  the laws of the
ORGANIZATION               British Columbia.

AUTHORIZED CAPITAL         The authorized  capital of the Issuer  consists of an
                           unlimited number of common shares without par value.

STOCK EXCHANGE LISTINGS    Shares of the Issuer  are  listed on the TSX  Venture
                           Exchange (the "Exchange").

"SECURITIES LEGISLATION The "Securities Legislation Applicable to the Issuer" APPLICABLE TO THE ISSUER" are the SECURITIES ACT (British Columbia) and the
                           SECURITIES  ACT (Alberta) and the  "Commissions  with
                           Jurisdiction   over  the   Issuer"  are  the  British
                           Columbia   Securities   Commission  and  the  Alberta
                           Securities Commission.

                                  END OF TERMS

                        ACCREDITED INVESTOR QUESTIONNAIRE

(Capitalized terms not specifically defined in this Questionnaire have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached.)

In  connection  with the execution of the  Subscription  Agreement to which this
Schedule is attached, the undersigned (the "Purchaser") represents and warrants to the Issuer that:

IF I AM AN  INDIVIDUAL  (THAT  IS,  A  NATURAL  PERSON  AND  NOT A  CORPORATION,
PARTNERSHIP, TRUST OR OTHER ENTITY), THEN I SATISFY ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES):

____ Category 1   an individual who, either alone or with a spouse, beneficially owns,  directly  or  indirectly,  financial  assets  having an aggregate  realizable  value that before taxes, but net of any related  liabilities,  exceeds  $1,000,000,  where  "financial assets" means cash, securities,  or a contract of insurance, a deposit or an evidence of a deposit that is not a security for
                  the   purposes  of   securities   legislation   and   "related
                  liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets

____ Category 2   an individual whose net income before taxes exceeded  $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded
                  $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

____ Category 3   A person  registered  under the  securities  legislation  of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer registered under one or both of the SECURITIES ACT (Ontario) or the SECURITIES ACT (Newfoundland and Labrador)

____ Category 4   an  individual  registered  or formerly  registered  under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in Category 3

____ Category 5   an  individual  who,  either  alone or with a spouse,  has net assets of at least $5,000,000

____ Category 6   a person that is recognized  or  designated by the  securities regulatory authority or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta and British Columbia

____ Category 7   a person acting on behalf of a fully managed  account  managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund

IF THE PURCHASER IS NOT AN INDIVIDUAL (THAT IS, THE PURCHASER IS A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY OTHER THAN AN INDIVIDUAL), THEN THE PURCHASER SATISFIES ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES):

INSTITUTIONAL INVESTORS

____ Category 8   A person in respect  of which all of the owners of  interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

____ Category 9   An association  governed by the COOPERATIVE CREDIT ASSOCIATION
                  S ACT (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada, or a bank named in Schedule I, II or III of the BANK Act (Canada)

____ Category 10  the Business Development Bank of Canada incorporated under the
                  BUSINESS DEVELOPMENT BANK OF CANADA ACT (Canada)

____ Category 11  a subsidiary of any person  referred to in Categories 9 or 10, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

____ Category 12  a pension  fund that is  regulated by either the Office of the
                  Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

____ Category 13  a trust company or trust corporation  registered or authorized to carry on business under the TRUST AND LOAN COMPANIES ACT (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

GOVERNMENT ORGANIZATIONS

____ Category 14  the government of Canada or a jurisdiction  of Canada,  or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada

____ Category 15  a  municipality,  public board or  commission  in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec

____ Category 16  any  national,  federal,  state,  provincial,  territorial  or municipal government of or in any foreign jurisdiction, or any agency of that government

OTHER CORPORATIONS, PARTNERSHIPS, TRUSTS & CHARITIES

____ Category 17  a registered  charity under the INCOME TAX ACT (Canada)  that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

____ Category 18  a person,  other than an individual or investment  fund,  that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements

____ Category 19  an investment  fund that  distributes or has  distributed  its securities only to: (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [MINIMUM AMOUNT INVESTMENT] and 2.19 [ADDITIONAL INVESTMENT IN INVESTMENT FUNDS]of National Instrument 45-106, or (iii) a person described in paragraph
                  (i) or (ii) that acquires or acquired securities under section
                  2.8  [INVESTMENT  FUND  REINVESTMENT]  of National  Instrument
                  45-106

____ Category 20  an  investment  fund  that   distributes  or  has  distributed
                  securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, as issued a receipt

____ Category 21  an investment  fund that is advised by a person  registered as an advisor or a person that is exempt from registration as an advisor

____ Category 22  any  entity  organized  in  a  foreign  jurisdiction  that  is analogous to any of the entities referred to in Category 3 and Categories 9 through 12 in form and function

The statements made in this Questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Issuer of any changes in the answers.


Dated __________ 2006.


                        X
                        --------------------------------------------------------
                        Signature of individual (if Purchaser IS an individual)

                        X
                        --------------------------------------------------------
                        Authorized signatory (if Purchaser is NOT an individual)

                        --------------------------------------------------------
                        Name of Purchaser (PLEASE PRINT)

                        --------------------------------------------------------
                        Name of authorized signatory (PLEASE PRINT)

                        --------------------------------------------------------
                        Official capacity of authorized signatory (PLEASE PRINT)

                                     FORM 4C
                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.       Placee Information:

         (a)      Name:

                  --------------------------------------------------------------

         (b)      Complete Address:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

         (c)      Jurisdiction of Incorporation or Creation:

                  --------------------------------------------------------------

2.       (a)      Is the Placee  purchasing  securities  as a portfolio  manager
                  (Yes/No)?

         (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.       If the answer to 2(b) above was "Yes", the undersigned certifies that:

         (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

         (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

         (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

         (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

         (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

----------------------- ------------------- ----------------- ------------------
Name                    City                Province or State Country
----------------------- ------------------- ----------------- ------------------

----------------------- ------------------- ----------------- ------------------

----------------------- ------------------- ----------------- ------------------

----------------------- ------------------- ----------------- ------------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the SECURITIES ACT (British Columbia) and sections 176 and 182 of the SECURITIES ACT (Alberta).

ACKNOWLEDGEMENT - PERSONAL INFORMATION

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

         (a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

         (b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.


Dated at           on                                         .
         ---------    ----------------------------------------


                             ---------------------------------------------------
                             (Name of Purchaser - please print)

                             ---------------------------------------------------
                             (Authorized Signature)

                             ---------------------------------------------------
                             (Official Capacity - please print)

                             ---------------------------------------------------
                             (please print name of individual whose signature
                              appears above)

                          THIS IS NOT A PUBLIC DOCUMENT

                               GENERAL PROVISIONS

1.       DEFINITIONS

1.1 In the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 19 and the other schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

         (a) "1933 Act" means the United States Securities Act of 1933, as amended;

         (c) "Applicable Legislation" means the Securities Legislation Applicable to the Issuer (as defined on page 4) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

         (d) "Canadian Exploration Expense" means Canadian exploration expense as defined in section 66.1(6) of the INCOME TAX ACT other than expenses that are prescribed Canadian exploration and development overhead expense for the purpose of subsection 66(12.6) of the INCOME TAX ACT;

         (e) "Closing" means the completion of the sale and purchase of the Purchased Securities;

         (f)      "Closing Date" has the meaning assigned in the Terms;

         (g) "Commissions" means the Commissions with Jurisdiction over the Issuer (as defined on page 4) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

         (h)      "Exchange" has the meaning assigned in the Terms;

         (i)      "Final  Closing"  means the last  closing  under  the  Private
                  Placement;

         (j) "General Provisions" means those portions of the Subscription Agreement headed "General Provisions" and contained on pages 10 to 19;

         (k) "INCOME TAX ACT" means the INCOME TAX ACT (Canada), as amended;

         (l) "Offering Memorandum" means any offering memorandum prepared by the Issuer in connection with the Private Placement, as it may be amended from time to time;

         (m) "Prescribed Form" means a form prescribed under the INCOME TAX ACT for a particular purpose;

         (n) "Private Placement" means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;

         (o)      "Purchased Securities" has the meaning assigned in the Terms;

         (p) "Qualified Expenditures" means Canadian Exploration Expense required to be incurred and renounced pursuant to this Agreement;

         (q) "Qualified Shares" means shares that are not prescribed shares for the purposes of the definition of "flow-through share" in section 66(15) of the INCOME TAX ACT;

         (r)      "Regulation S" means  Regulation S promulgated  under the 1933
                  Act;

         (s)      "Regulatory   Authorities"   means  the  Commissions  and  the
                  Exchange;

         (t) "Related Corporation" means a corporation that is related to the Issuer within the meaning of subsection 251(2), 251(3) or 251(3.1) of the INCOME TAX ACT;

         (u)      "Securities" has the meaning assigned in the Terms;

         (v)      "Securities" has the meaning assigned in the Terms;

         (w) "Subscription Agreement" means the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 19 and the other schedules and appendixes incorporated by reference; and

         (x) "Terms" means those portions of the Subscription Agreement headed "Terms" and contained on pages 3 to 4.

1.2 In the Subscription Agreement, the following terms have the meanings defined in Rule 902 of Regulation S: "Directed Selling Efforts", "Foreign Issuer", "Substantial U.S. Market Interest", "U.S. Person" and "United States".

1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated with the ISO 4217 currency code so that, as examples, Canadian dollars are indicated with the prefix "CAD", United States dollars are indicated with the prefix "USD", British pounds sterling are indicated with the prefix "GBP" and the euro is indicated with the prefix "EUR".

1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1      ACKNOWLEDGEMENTS CONCERNING OFFERING

The Purchaser acknowledges that:

         (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

         (b) there is no government or other insurance covering the Securities;

         (c)      there  are  risks   associated   with  the   purchase  of  the
                  Securities;

         (d) there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

            (e) the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable
                  Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

            (f) no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

                  (i)      the  Purchaser is  restricted  from using most of the
                           civil   remedies   available   under  the  Applicable
                           Legislation;

                  (ii) the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

                  (iii)    the Issuer is relieved from certain  obligations that
                           would    otherwise   apply   under   the   Applicable
                           Legislation;

         (g) the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities;

         (h) the Purchaser acknowledges that the Warrants have not been registered under the 1933 Act and may not be exercised by or on behalf of a person in the United States unless the Warrant and the underlying Warrant Shares have been registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

         (i) the Purchaser acknowledges that certificates representing the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

                  "THIS  WARRANT AND THE  SECURITIES  DELIVERABLE  UPON EXERCISE
                  HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S.
                  SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

         (j)      the   Purchaser    acknowledges    that   the   Warrants   are
                  non-transferable.

2.2      REPRESENTATIONS BY ALL PURCHASERS

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

         (a) the Purchaser has received a copy of the Offering Memorandum, if any;

         (b) to the best of the Purchaser's knowledge, the Securities were not advertised;

         (c) no person has made to the Purchaser any written or oral representations:

                  (i)      that  any  person  will  resell  or  repurchase   the
                           Securities;

                  (ii) that any person will refund the purchase price of the Purchased Securities;

                  (iii) as to the future price or value of any of the Securities; or

                  (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, other than the Exchange;

         (d)      the Purchaser is either:

                  (i) an accredited investor and has properly completed and delivered an Accredited Investor Questionnaire; or

                  (ii) a person or company who is purchasing the Securities as principal and is:

                           (A) a director, executive officer or control person of the Issuer, or an affiliate of the Issuer;

                           (B) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

                           (C) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

                           (D) a direct close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer and has known such person well enough and for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of that person and is not a close personal friend solely because the individual is a relative, a member of the same organization, association or religious group nor because the individual is a client, customer, former client or former customer;

                           (E) a direct close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer and has had sufficient prior business dealings with such person to be in a position to assess the capabilities and trustworthiness of that person and is not a close business associate solely because the individual is a client, customer, former client or former customer;

                           (F) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer provided the friend or business associate has had sufficient prior dealings or has knows such person well enough for a sufficient period of time to be in a position to assess the
                                    capabilities  and   trustworthiness  of  the
                                    founder and is not a close  personal  friend
                                    or  business  associate  solely  because the
                                    individual  is a  relative,  a member of the
                                    same organization,  association or religious
                                    group  nor  because  the   individual  is  a
                                    client, customer, former client or former customer;

                           (G) a parent grandparent, brother, sister or child of a spouse of a founder of the Issuer;

                           (H) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are , persons described in paragraphs (i) to (vii), or

                           (I) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (a) to (g);

         (e) this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;

         (f) the Purchaser is at arm's length (as that term is customarily defined) with the Issuer;

         (g) the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

         (h) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

         (i) the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw the subscription and to terminate the obligations as set out in this Agreement) and requires acceptance by the Issuer and approval of the Exchange;

         (j) the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser;

         (k) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

         (l) this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

         (m) the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

         (n) the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer; and

         (o) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

2.3      RELIANCE, INDEMNITY AND NOTIFICATION OF CHANGES

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 19 and the other schedules and appendixes incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 10 to 19 and the other schedules and appendixes incorporated by reference) which takes place prior to the Closing.

2.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Section will survive the Closing.

3.       REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1      REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         (a) the Issuer is a corporation duly incorporated and validly subsisting under the laws of British Columbia and has the corporate power and authority to enter into this Agreement and complete the transactions contemplated hereby and to own and lease its properties and assets and to conduct its business as currently conducted;

         (b) the Issuer shall do all acts and things necessary to reserve or set aside sufficient shares in the treasury of the Issuer to enable it to issue to the Purchaser the Shares and the Warrant Shares;

         (c) the common shares of the Company are duly listed and posted for trading on the Exchange;

         (d) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened of which the Issuer is or ought to be aware;

         (e) the Issuer is a reporting issuer and an exchange issuer under the SECURITIES ACT (B.C.) and is not in material default of any of the requirements of the SECURITIES ACT (B.C.) or the Rules thereunder, or of any rule or requirement of the Exchange;

         (f) the execution, delivery and performance by the Issuer of this Agreement and the transactions herein contemplated:

                  (i) have or will have been prior to the Closing duly authorized by all necessary corporate action of the Issuer and by all necessary action of the shareholders thereof;

                  (ii) do not contravene, conflict with or cause the Issuer to be in breach or default of its memorandum or articles, or articles or by-laws, as the case may be, or of any resolution of its respective directors or shareholders, any trust deeds, debenture, loan agreements or any of its other agreements or undertakings or any judgement, decree or order to or by which it is a party to or is bound;

         (g) at the Closing, upon payment of the purchase price, the Shares shall be duly issued and outstanding as fully paid and non-assessable, the Warrants shall be duly granted and enforceable against the Company, upon exercise of the Warrants and payment of the exercise price therefore, the Warrant Shares shall be duly issued and outstanding as fully paid and non-assessable; and

         (h) except as qualified by the disclosure in all prospectuses, filing statements and press releases filed with the Commissions or the Exchange or the Offering Memorandum, if any, (the "Disclosure Record"), the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

         (c) all expenditures renounced by the Issuer to the Purchaser pursuant to this Agreement will be Canadian Exploration Expense;

         (d) the Shares will, at the time of issue, be Qualified Shares and flow-through shares, as defined in section 66.(15) of the INCOME TAX ACT;

         (e) on the date provided as the effective date in each renunciation of Canadian Exploration Expense pursuant to this Agreement, the Issuer will have cumulative Canadian Exploration Expense, within the meaning of section 66.1(6) of the INCOME TAX ACT, in an amount sufficient to make the renunciation to the Purchaser valid;

         (f) in respect of each renunciation made by the Issuer pursuant to this Agreement, the Issuer will file all Prescribed Forms and other documents necessary to ensure valid and effective renunciation with the Minister of Finance on or before the last day of the month after the month in which the renunciation is made or, where the renunciation is made pursuant to subsection 66(12.66) of the INCOME TAX ACT to be effective as at December 31 of a particular year, on or before March 31 of a subsequent year, and concurrently deliver to the Purchaser a copy of form T101 and copies 2 and 3 of form T101 Supplementary and any other documents so filed;

         (g) the Issuer will comply with the provisions of the INCOME TAX ACT relating to the filing of this Agreement and any Offering Memorandum delivered to the Purchaser in connection therewith;

         (h) the Issuer, and any Related Corporation which incurs Qualified Expenditures, is and will at all material times remain a "principal-business corporation" as that expression is defined in section 66(15) of the INCOME TAX ACT;

         (i)      if any Qualified  Expenditures are to be incurred by a Related
                  Corporation:

                  (i) the consideration to be given to the Issuer by such Related Corporation will be shares of the Related
                           Corporation that are flow-through shares and the renunciation of Canadian Exploration Expense to the Issuer in respect of such Qualified Expenditures; and

                  (ii) the Related Corporation will, on or before the date upon which any renunciation of Canadian Exploration Expense is made by the Issuer pursuant to this Agreement in respect of the Qualified Expenditures so incurred by the Related Corporation, renounce to the Issuer pursuant to subsection 66(12.6) of the INCOME TAX ACT in Prescribed Form, with effective date on or before the effective date of the renunciation so made by the Issuer, Canadian Exploration Expense in an amount not less than the amount so renounced by the Issuer not subject to any reduction under subsection 66(12.73) of the INCOME TAX ACT; and

         (j) the Issuer will not, other than as required by this Agreement, renounce any Canadian Exploration Expense or otherwise do anything that will reduce its cumulative Canadian Exploration Expense until it has renounced to the Purchaser the full amount of Qualified Expenditures required to be so renounced pursuant to this Agreement.

3.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Section will survive the Closing.

4.       WITHDRAWAL OF SUBSCRIPTION AND CONTRACTUAL RIGHTS

The Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing.

5.       CLOSING

5.1 The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer's objectives described in the Offering Memorandum, if any, and that further closings may not take place after the Closing.

5.2 On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

5.3      After   Closing,   the  Issuer  will  deliver  to  the   Purchaser  the
         certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.

6.       TAX MATTERS

6.1 The Issuer will after the Closing, have the right to draw on the Exploration Account and will apply 100% of the principal of the Exploration Account to:

         (a) carry out and complete a program (the "Program") of exploration on a resource property or properties in Canada beneficially owned by the Issuer or in which the Issuer has an interest or the right to acquire an interest; or

         (b) where permitted by this Agreement, cause a Related Corporation to carry out and complete the Program on a resource property or properties in Canada beneficially owned by the Related Corporation or in which the Related Corporation has an interest or the right to acquire an interest; or

         (c) where permitted by this Agreement, carry out and complete the Program in conjunction with a Related Corporation on a resource property or properties in Canada beneficially owned by the Issuer or the Related Corporation, or by the Issuer and the Related Corporation or on any resource property in Canada in which the Issuer or the Related Corporation has, or in which the Issuer and the Related Corporation each have, an interest or the right to acquire an interest.

6.2 In carrying out or causing a Related Corporation to carry out a Program the Issuer will use its best efforts to incur, or cause a Related Corporation to incur, after the Closing but on or before:

         (a) the expiry of the 60th day after the end of the year in which this Agreement was made, if the Issuer and the Purchaser are dealing at "arm's length", as that term is defined in the INCOME TAX ACT; or

         (b) the end of the year in which this Agreement was made if the Issuer and the Purchaser are not dealing at "arm's length", as that term is defined in the INCOME TAX ACT;

Canadian Exploration Expense totalling, in the aggregate, the principal of the Exploration Account, not subject to any reduction under subsection 66(12.73) of the INCOME TAX ACT, and if any balance of such principal remains in the Exploration Account at that date, such balance will be spent by the Issuer to fund Canadian Exploration Expense as soon as is practical in the circumstances and, in any event, prior to the last day of the 24th month following the date of this Agreement.

6.3 The Issuer will use its best efforts to renounce to the Purchaser pursuant to subsection 66(12.6) and, where applicable, subsection 66(12.66) of the INCOME TAX ACT in Prescribed Form, not later than:

         (a) March 31 in the year following the year of this Agreement if the Issuer and the Purchaser are dealing at "arm's length", as that term is defined in the INCOME TAX ACT; and

         (b) January 30 in the year following the year of this Agreement if the Issuer and the Purchaser are not dealing at "arm's length", as that term is defined in the INCOME TAX ACT;

and, in any event, will renounce with an effective date or effective dates after the Closing and not later than December 31 in the second year following year of this Agreement, Canadian Exploration Expense in the aggregate amount equal to the principal of the Exploration Account not subject to any reduction under subsection 66(12.73) of the INCOME TAX ACT. Any unrenounced balance remaining in the Exploration Account shall be renounced effective on or before the last day of the 24th month following the date of this Agreement. In the case of any such renunciations, the Issuer shall concurrently file, in Prescribed Form and within the time limits provided for such purpose, with the Minister of Finance, all forms and other documents required to give full effect to such renunciation for the purposes of the INCOME TAX ACT, and deliver copies of all such forms and all other documents as so filed to the Purchaser. For the purposes of determining the extent to which the portion of the proceeds allocated to the flow-through Shares has been the subject of renunciation under the INCOME TAX ACT, the total amount spent from the Exploration Account on Canadian Exploration Expense shall be allocated among the Purchaser and those other persons who have contributed to the Exploration Account on a basis pro rata to the relative amounts of their respective contributions to the Exploration Account.

6.4 If, before the Issuer renounces the full amount of Qualified Expenditures to the Purchaser in accordance with section 6.3 of this Agreement, the Issuer proposes to effect an amalgamation, merger or reorganization which will or may impair the ability of the Issuer to renounce Qualified Expenditures incurred after such amalgamation, merger or reorganization to the Purchaser, the Issuer:

         (a) will immediately before the amalgamation, merger or reorganization, renounce to the Purchaser, in accordance with subsection 66(12.6) and, where applicable, 66(12.66) of the INCOME TAX ACT, all Qualified Expenditures incurred by the Issuer to that time that have not been previously so renounced; and

         (b) will, or will cause and procure that any successor to the Issuer will, immediately after the amalgamation, merger or reorganization, execute and deliver a novation of this Agreement in substantially the same form as this Agreement and use its best efforts to ensure that an amount equal to the portion of the proceeds allocated to the flow-through Shares, less the aggregate of all amounts previously renounced to the Purchaser in accordance with section 6.3 of this Agreement, will be validly and effectively renounced to the Purchaser effective on or before December 31 in the second year following the date of this agreement.

7.       MISCELLANEOUS

7.1 The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

7.2 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

7.3 The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

7.4 Without limitation, this subscription and the transactions contemplated by this Agreement are conditional upon and subject to the Issuer's having obtained such regulatory approval of this subscription and the transactions contemplated by this Agreement as the Issuer considers necessary.

7.5 This agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Agreement.

7.6 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (British Columbia).

7.7 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

7.8      The parties to this Agreement may amend this Agreement only in writing.

7.9 This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

7.10 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given on page 1.

7.11 This Agreement is to be read with all changes in gender or number as required by the context.

7.12 This Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

                            END OF GENERAL PROVISIONS
                          END OF SUBSCRIPTION AGREEMENT